As filed with the Securities and Exchange Commission on May 13, 2026.

Registration No. 333-295332

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOP Ships Inc.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

20 Iouliou Kaisara Str

19002 Paiania

Athens, Greece

+30 210 812 8107

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Watson Farley & Williams LLP

Attention: Will Vogel, Esq.

120 West 45th Street, 20th Floor

New York, New York 10036

+1 (212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Will Vogel, Esq. Watson Farley & Williams LLP 120 West 45th Street, 20th Floor New York, New York 10036 +1 (212) 922-2200 (telephone number)	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 +1 (212) 370-1300 (telephone number)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form F-1 (File No. 333-295332) of Top Ships Inc. (the “Registration Statement”) is being filed as an exhibits-only filing. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 6. Indemnification of Directors and Officers.

I.	Section 12 of Article III of the Amended and Restated Bylaws of TOP Ships Inc. (the “Corporation”) provides as follows:

1.	Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

II.	Section 60 of the Business Corporations Act of the Republic of the Marshall Islands provides as follows:

1.	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his or her conduct was unlawful.

2.	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7. Recent Sales of Unregistered Securities.

On February 18, 2026, we entered into a share purchase agreement (the “Tanker SPA”) with Central Mare, a related party affiliated with the family of Mr. Evangelos J. Pistiolis, to purchase the shares of certain entities (the Tanker SPVs”) that have entered into shipbuilding contracts, each dated February 3, 2026, with Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the purchase of nine 47,499 dwt MR chemical/product oil tankers. $14.0 million of the purchase price was settled through the issuance of 14,000 Series G Preferred Shares on March 31, 2026. We believe the issuance of these Series G Preferred Shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are included in this registration statement on Form F-1:

Exhibit Index

Exhibit No.	Description

1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 27, 2026)
3.1	Third Amended and Restated Articles of Incorporation of TOP Ships Inc. (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 6-K, filed with the SEC on June 24, 2011)
3.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated April 17, 2014 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 6-K, filed with the SEC on April 18, 2014)
3.3	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated February 15, 2016 (incorporated by reference to Exhibit 1.3 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 26, 2016)
3.4	Certificate of Correction to the Third Amended and Restated Articles of Incorporation, dated February 14, 2017 (incorporated by reference to Exhibit 1.4 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.5	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated May 10, 2017 (incorporated by reference to Exhibit 1.5 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.6	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated June 22, 2017 (incorporated by reference to Exhibit 1.6 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.7	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated August 2, 2017 (incorporated by reference to Exhibit 1.7 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.8	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated October 5, 2017 (incorporated by reference to Exhibit 1.8 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.9	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated March 23, 2018 (incorporated by reference to Exhibit 1.9 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
3.10	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated August 21, 2019 (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 6-K, filed with the SEC on August 22, 2019)
3.11	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated August 7, 2020 (incorporated by reference to Exhibit 1.11 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)
3.12	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated September 22, 2022 (incorporated by reference to Exhibit 1.12 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 3, 2023)
3.13	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 6-K, filed with the SEC on March 9, 2007)
3.14	Amendment No. 1 to the Amended and Restated By-Laws (incorporated by reference to Exhibit 1 of the Company’s Current Report on Form 6-K, filed with the SEC on November 28, 2014)
3.15	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of TOP Ships Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed with the SEC on September 22, 2016)

3.16	Statement of Designation, Preferences and Rights of the Series D Preferred Stock of TOP Ships Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed with the SEC on May 8, 2017)
3.17	Certificate of Amendment to Certificate of Designation of Rights, Preferences and Privileges of Series D Preferred Stock of TOP Ships Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed with the SEC on December 4, 2020)
3.18	Statement of Designation of Rights, Preferences and Privileges of Series G Perpetual Convertible Preferred Shares of TOP Ships Inc. (incorporated by reference to Exhibit 2.8 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
4.1	Form of Share Certificate (incorporated by reference to Exhibit 2.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2009)
4.2	Form of October 2022 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed with the SEC on October 11, 2022)
4.3	Form of Class C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 6-K, filed with the SEC on December 14, 2022)
4.4	Form of February 2023 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 6-K, filed with the SEC on February 16, 2023)
4.5	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 27, 2026)
4.6	Form of Class D Common Share Purchase Warrant (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 27, 2026)
4.7	Form of Placement Agent’s Warrant (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 27, 2026)
5.1	Opinion of Watson Farley & Williams LLP, as to the legality of the securities being registered*
8.1	Opinion of Watson Farley & Williams LLP, as to certain tax matters (incorporated by reference to Exhibit 8.1 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)
10.1	TOP Ships Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 26, 2016)
10.2	Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent as of September 22, 2016 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed with the SEC on September 22, 2016)
10.3	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of President and Chief Executive Officer (incorporated by reference to Exhibit 4.7 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
10.4	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of Chief Financial Officer (incorporated by reference to Exhibit 4.8 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 29, 2018)
10.5	Management Agreement dated as of January 1, 2019 with Central Shipping Inc., in respect of Hull 8242 (renamed Eco Marina Del Rey) (incorporated by reference to Exhibit 4.105 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 28, 2019)
10.6	Fifth Amendment to the Agreement for Provision of Personnel, dated January 1, 2019, between TOP Ships Inc. and Central Mare Inc. (incorporated by reference to Exhibit 4.115 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 28, 2019)
10.7	Letter Agreement from Central Shipping Inc. to TOP Ships Inc. dated as of January 1, 2019, in respect of provision of management services (incorporated by reference to Exhibit 4.116 of the Company’s Annual Report on Form 20-F, filed with the SEC on March 28, 2019)
10.8	Loan Agreement for a Secured Floating Interest Rate Loan Facility of up to $37,660,000, dated March 12, 2020, by and among Alpha Bank A.E., California 19 Inc. and California 20 Inc., in relation to the M/T Eco Yosemite Park and M/T Eco Joshua Park (incorporated by reference to Exhibit 4.25 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)
10.9	First Supplemental Agreement in relation to the Loan Agreement dated March 12, 2020, by and among Alpha Bank S.A, California 19 Inc., California 20 Inc., Central Mare Inc. and TOP Ships Inc., in relation to the M/T Eco Yosemite Park and M/T Eco Joshua Park (incorporated by reference to Exhibit 4.26 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)
10.10	Corporate Guarantee, dated December 8, 2020, by and between TOP Ships Inc. and Alpha Bank S.A., in respect of the obligations under the Loan Agreement dated March 12, 2020 (incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)

10.11	Second Supplemental Agreement dated February 2, 2022, by and between TOP Ships Inc. and Alpha Bank S.A., in respect of the obligations under the Loan Agreement dated March 12, 2020 (incorporated by reference to Exhibit 4.20 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 15, 2022)
10.12	Joint Venture Agreement, dated March 11, 2020, by and between Augustus Enterprises Inc., Just-C Limited and California 19 Inc. relating to the M/T Eco Yosemite Park (incorporated by reference to Exhibit 4.30 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)
10.13	Joint Venture Agreement, dated March 11, 2020, by and between Augustus Enterprises Inc., Just-C Limited and California 20 Inc. relating to the M/T Eco Joshua Park (incorporated by reference to Exhibit 4.31 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2021)
10.14	Form of Securities Purchase Agreement dated June 3, 2022 between TOP Ships Inc. and certain purchasers thereto (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 6-K, filed with the SEC on June 10, 2022)
10.15	Form of Inducement Letter dated October 6, 2022 between TOP Ships Inc. and the warrant holder thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 6-K, filed with the SEC on October 11, 2022)
10.16	Form of Securities Purchase Agreement dated December 4, 2022 between TOP Ships Inc. and certain purchasers thereto (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 6-K, filed with the SEC on December 14, 2022)
10.17	Warrant Agency Agreement dated December 6, 2022 between TOP Ships Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 6-K, filed with the SEC on December 14, 2022)
10.18	Form of Securities Purchase Agreement dated February 14, 2023 between TOP Ships Inc. and certain purchasers thereto (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 6-K, filed with the SEC on February 16, 2023)
10.19	Share Purchase Agreement in respect of PARABELLVM, dated as of July 12, 2024 (incorporated by reference to Exhibit 4.37 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 14, 2025)
10.20	Share Purchase Agreement in respect of M/Y Sanlorenzo, dated as of April 11, 2025 (incorporated by reference to Exhibit 4.38 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 14, 2025)
10.21	Yacht Building Contract in respect of M/Y Sanlorenzo, dated May 2, 2024 (incorporated by reference to Exhibit 4.39 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 14, 2025)
10.22	Contribution and Conveyance Agreement dated August 1, 2025, by and between the Company and Rubico Inc. (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form F-1 previously filed with the SEC by Rubico Inc. on August 13, 2025)
10.23	Bareboat Charter in respect of M/T Julius Caesar, dated August 1, 2025 (incorporated by reference to Exhibit 4.23 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.24	Guarantee dated August 1, 2025, between TOP Ships Inc. and Lustre 1 Holding Limited, relating to the bareboat charter of M/T Julius Caesar (incorporated by reference to Exhibit 4.24 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.25	Bareboat Charter in respect of M/T Legio X Equestris, dated August 1, 2025 (incorporated by reference to Exhibit 4.25 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.26	Guarantee dated August 1, 2025, between TOP Ships Inc. and Lustre 2 Holding Limited, relating to the bareboat charter of M/T Legio X Equestris (incorporated by reference to Exhibit 4.26 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.27	Bareboat Charter in respect of M/T Eco Oceano CA, dated August 1, 2025 (incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)

10.28	Guarantee dated August 1, 2025, between TOP Ships Inc. and Lustre 3 Holding Limited, relating to the bareboat charter of M/T Eco Oceano CA (incorporated by reference to Exhibit 4.28 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.29	Bareboat Charter in respect of M/T Eco Marina Del Rey, dated August 1, 2025 (incorporated by reference to Exhibit 4.29 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.30	Guarantee dated August 1, 2025, between TOP Ships Inc. and Lustre 5 Holding Limited, relating to the bareboat charter of M/T Eco Marina Del Rey (incorporated by reference to Exhibit 4.30 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.31	Guarantee dated August 7, 2025, between TOP Ships Inc. and Lustre 6 Holding Limited, relating to the bareboat charter of M/T Eco Malibu (incorporated by reference to Exhibit 4.31 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.32	Guarantee dated August 7, 2025, between TOP Ships Inc. and Lustre 4 Holding Limited, relating to the bareboat charter of M/T Eco West Coast (incorporated by reference to Exhibit 4.32 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.33	Shipbuilding Contract dated February 3, 2026, between Roman Shark I Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110054 (incorporated by reference to Exhibit 4.33 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.34	Shipbuilding Contract dated February 3, 2026, between Roman Shark II Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110055 (incorporated by reference to Exhibit 4.34 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.35	Shipbuilding Contract dated February 3, 2026, between Roman Shark III Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110056 (incorporated by reference to Exhibit 4.35 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.36	Shipbuilding Contract dated February 3, 2026, between Roman Shark IV Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110057 (incorporated by reference to Exhibit 4.36 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.37	Shipbuilding Contract dated February 3, 2026, between Roman Shark V Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110058 (incorporated by reference to Exhibit 4.37 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.38	Shipbuilding Contract dated February 3, 2026, between Roman Shark VI Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110059 (incorporated by reference to Exhibit 4.38 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.39	Shipbuilding Contract dated February 3, 2026, between Roman Shark VII Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110060 (incorporated by reference to Exhibit 4.39 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.40	Shipbuilding Contract dated February 3, 2026, between Roman Shark VIII Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110061 (incorporated by reference to Exhibit 4.40 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)

10.41	Shipbuilding Contract dated February 3, 2026, between Roman Shark X Inc. and Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of one Product oil Tanker having builder’s Hull Number 25110063 (incorporated by reference to Exhibit 4.41 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.42	Memorandum of Agreement between Roman Shark I Inc. and Tianjin Jinhai Sanshi Leasing Co., Ltd. in respect of Hull Number 25110054 (incorporated by reference to Exhibit 4.42 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.43	Bareboat Charter between Tianjin Jinhai Sanshi Leasing Co., Ltd. and Roman Shark I Inc. in respect of Hull Number 25110054 (incorporated by reference to Exhibit 4.43 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.44	Guarantee between Rubico Inc. and Tianjin Jinhai Sanshi Leasing Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110054 (incorporated by reference to Exhibit 4.44 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.45	Memorandum of Agreement between Roman Shark II Inc. and Aquarius 74 Shipping Co., Ltd. in respect of Hull Number 25110055 (incorporated by reference to Exhibit 4.45 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.46	Bareboat Charter between Aquarius 74 Shipping Co., Ltd. and Roman Shark X Inc. in respect of Hull Number 25110055 (incorporated by reference to Exhibit 4.46 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.47	Guarantee between TOP Ships Inc. and Aquarius 74 Shipping Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110055 (incorporated by reference to Exhibit 4.47 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.48	Memorandum of Agreement between Roman Shark III Inc. and Tianjin Jinhai Sanshiyi Leasing Co., Ltd. in respect of Hull Number 25110056 (incorporated by reference to Exhibit 4.48 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.49	Bareboat Charter between Tianjin Jinhai Sanshiyi Leasing Co., Ltd. and Roman Shark III Inc. in respect of Hull Number 25110056 (incorporated by reference to Exhibit 4.49 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.50	Guarantee between TOP Ships Inc. and Tianjin Jinhai Sanshiyi Leasing Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110056 (incorporated by reference to Exhibit 4.50 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.51	Memorandum of Agreement between Roman Shark IV Inc. and Aquarius 75 Shipping Co., Ltd. in respect of Hull Number 25110057 (incorporated by reference to Exhibit 4.51 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.52	Bareboat Charter between Aquarius 75 Shipping Co., Ltd. and Roman Shark VIII Inc. in respect of Hull Number 25110057 (incorporated by reference to Exhibit 4.52 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.53	Guarantee between TOP Ships Inc. and Aquarius 75 Shipping Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110057 (incorporated by reference to Exhibit 4.53 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.54	Memorandum of Agreement between Roman Shark V Inc. and Tianjin Jinhai Sanshier Leasing Co., Ltd. in respect of Hull Number 25110058 (incorporated by reference to Exhibit 4.54 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.55	Bareboat Charter between Tianjin Jinhai Sanshier Leasing Co., Ltd. and Roman Shark V Inc. in respect of Hull Number 25110058 (incorporated by reference to Exhibit 4.55 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.56	Guarantee between TOP Ships Inc. and Tianjin Jinhai Sanshier Leasing Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110058 (incorporated by reference to Exhibit 4.56 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)

10.57	Memorandum of Agreement between Roman Shark VI Inc. and Aquarius 77 Shipping Co., Ltd. in respect of Hull Number 25110059 (incorporated by reference to Exhibit 4.57 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.58	Bareboat Charter between Aquarius 77 Shipping Co., Ltd. and Roman Shark IV Inc. in respect of Hull Number 25110059 (incorporated by reference to Exhibit 4.58 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.59	Guarantee between TOP Ships Inc. and Aquarius 77 Shipping Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110059 (incorporated by reference to Exhibit 4.59 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.60	Memorandum of Agreement between Roman Shark VII Inc. and Tianjin Jinhai Sanshisan Leasing Co., Ltd. in respect of Hull Number 25110060 (incorporated by reference to Exhibit 4.60 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.61	Bareboat Charter between Tianjin Jinhai Sanshisan Leasing Co., Ltd. and Roman Shark VII Inc. in respect of Hull Number 25110060 (incorporated by reference to Exhibit 4.61 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.62	Guarantee between TOP Ships Inc. and Tianjin Jinhai Sanshisan Leasing Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110060 (incorporated by reference to Exhibit 4.62 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.63	Memorandum of Agreement between Roman Shark VIII Inc. and Aquarius 78 Shipping Co., Ltd. in respect of Hull Number 25110061 (incorporated by reference to Exhibit 4.63 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.64	Bareboat Charter between Aquarius 78 Shipping Co., Ltd. and Roman Shark VI Inc. in respect of Hull Number 25110061 (incorporated by reference to Exhibit 4.64 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.65	Guarantee between TOP Ships Inc. and Aquarius 78 Shipping Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110061 (incorporated by reference to Exhibit 4.65 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.66	Memorandum of Agreement between Roman Shark X Inc. and Aquarius 79 Shipping Co., Ltd. in respect of Hull Number 25110063 (incorporated by reference to Exhibit 4.66 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.67	Bareboat Charter between Aquarius 79 Shipping Co., Ltd. and Roman Shark II Inc. in respect of Hull Number 25110063 (incorporated by reference to Exhibit 4.67 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.68	Guarantee between TOP Ships Inc. and Aquarius 79 Shipping Co., Ltd. relating to the Bareboat Charter in respect of Hull Number 25110063 (incorporated by reference to Exhibit 4.68 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.69	Exclusive Right and Option Agreement between the Company and Evangelos J. Pistiolis dated November 21, 2025 (incorporated by reference to Exhibit 4.70 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.70	Addendum No. 1 dated March 24, 2026 to the Exclusive Right and Option Agreement between Evangelos J. Pistiolis and the Company dated November 21, 2025 (incorporated by reference to Exhibit 4.71 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.71	Share Purchase Agreement by and between the Company and Rubico Inc. dated December 31, 2025 (incorporated by reference to Exhibit 10.20 of Rubico Inc.’s Registration Statement on Form F-1/A previously filed with the SEC on December 31, 2025)
10.72	Share Purchase Agreement by and between the Company and Central Mare Inc. dated February 18, 2026 (incorporated by reference to Exhibit 4.69 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
10.73	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.73 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)
10.74	Common Share Purchase Agreement by and between the Company and B. Riley Principal Capital II, LLC, dated April 24, 2026 (incorporated by reference to Exhibit 10.73 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)

10.75	Registration Rights Agreement by and between the Company and B. Riley Principal Capital II, LLC, dated April 24, 2026 (incorporated by reference to Exhibit 10.74 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)
10.76	Addendum No. 1 dated as of April 15, 2026 to the Share Purchase Agreement by and between the Company and Central Mare Inc. dated February 18, 2026 (incorporated by reference to Exhibit 10.76 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 27, 2026)
21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 8.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on April 1, 2026)
23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)
23.2	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1 hereto)
24.1	Powers of Attorney (included in the signature page hereto)
107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Registration Statement on Form F-1 previously filed with the SEC on April 24, 2026)

*Filed herewith

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 13th day of May, 2026.

TOP SHIPS INC.

By:	/s/ Evangelos J. Pistiolis
	Name:	Evangelos J. Pistiolis
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 13, 2026.

/s/ Evangelos J. Pistiolis	Director, President and Chief Executive Officer (Principal Executive Officer)
Evangelos J. Pistiolis

/s/ Alexandros Tsirikos	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alexandros Tsirikos

/s/ Konstantinos Karelas	Director
Konstantinos Karelas

/s/ Maria Zoupou
Maria Zoupou	Director

/s/ Paolo Javarone
Paolo Javarone	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on May 13, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative in the United States